EXHIBIT 23(a)


          CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Intergraph Corporation 1992 Stock Option Plan and to the incorporation by reference therein of our reports dated January 28, 1994, with respect to the consolidated financial statements of Intergraph Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young



Birmingham, Alabama
May 24, 1994